Exhibit 99.1

China Education Alliance Announces Fourth Quarter and Full Year 2013 Financial Results

HARBIN, China, March 31, 2014 /PRNewswire/ -- China Education Alliance, Inc. ("China Education Alliance" or the "Company", OTCQX: CEAI), a China-based education resource and services company today announced its fourth quarter and full year 2013 results.

The Company will host a conference call on Tuesday, April 1, 2014, at 8 a.m. EDT (8 p.m. Beijing time on the same day).

Financial Highlights for the Fourth Quarter Ended December 31, 2013

-- Total revenues were $0.7 million.

-- Gross loss was $0.8 million.

-- Operating loss was $7.9 million

-- Net loss was $10 million.

-- EPS was loss $0.89 per fully diluted share.

Financial Highlights for Full Year 2013

-- Total revenue was $6.7 million compared to $11.7 million in 2012.

-- Gross profit was $(0.8) million compared to $1.6 million in 2012.

-- Operating loss was $23.1 million compared to operating income of $14.4 million in 2012.

-- Net loss was $24.7 million compared to $14.1 million in 2012.

-- Loss per share was $2.33 per fully diluted share compared to earnings per share of $1.33 in 2012.

Fiscal Year 2013 Review:

Revenue decreased by $5.0 million, or 43% to $6.7 million for the full year 2013 from $11.7 million in 2012. The decline in revenue for the year ended December 31, 2013 was a result of decline in revenue across all of our business. We believe revenue was affected by external factors including slowdown in economic growth within the PRC, untruthful allegations about our businesses, and increased competition. These factors contributed to the continuous decline in interest of existing and new students, which resulted in decrease in student enrollments and led to a decline in revenue as compared to the year ended December 31, 2012. We expect to improve the performance of our online education division in the future by providing students with more competitive, up-to-date study materials and easy access. We have contracted technology companies to design a new web-based platform providing video based long-distance teaching services which encompass online community system and online teaching management system. Additionally, we successfully established more than ten new training centers in Beijing during the fiscal year ended December 31, 2013, and these new centers have started operations since the third quarter of fiscal 2013. We will continue to implement the new strategic business development plan for 2014, which targets to optimize the operation of existing training centers while seeking good opportunities to expand our market share. As such, we predict that our revenue will gradually recover after we launch the new web-based platform and set up more training centers.

Revenue from the on-line education division decreased by $2.4 million, or 52%, to $2.2 million in 2013 from $4.5 million in 2012.

Revenue from the training center division decreased by $2.6 million, or 52%, to $4.5 million in 2013 from $7.2 million in 2012.

Total cost of revenue decreased by $2.5 million, or 25%, to $7.6 million in 2013 from $10.1 million in 2012.

Cost of revenue for the online education division decreased by $1.9 million, or 26% in 2013 to $5.3 million from $7.2 million in 2012. This decrease is primarily in tandem with the decrease in revenue in our online education division. While we strive to provide high-quality and up-to-date online materials, we continue to control cost of revenue for the online education division by closely monitoring the variable costs while maintaining fixed costs at a stable level.

Cost of revenue for the training center division decreased by $0.6 million, or 22% to $2.3 million in 2013 from $2.9 million in 2012. The decrease was mainly due to a decrease in teachers' salary as our teachers are paid by the number of classes they teach and there was a decrease in classes we offered during the year ended December 31, 2013 as compared to the year ended December 31, 2012. However, the rental cost for our onsite training centers are comparatively stable and fixed, therefore, the cost of revenue for the year ended December 31, 2013 did not decrease proportionately with the decrease in revenue.

Gross profit for the full year 2013 was $(0.8) million compared to $1.6 million in 2012.

Selling expenses increased by $4.4 million, or 76%, to $10.2 million in 2013 from $5.8 million in 2012. Selling expenses were 152% of total revenue in 2013 compared with 50% in 2012. The increase in selling expenses was mainly due to the increase in advertising and marketing expenses. We incurred advertising and marketing expenses of $7,035,270, an increase of $4,264,282 or 154% from the year ended December 31, 2012, due to increased marketing and sales promoting activities for our newly opened onsite training schools, as well as to rebuild our brand name and reputation. Such activities include advertising through media, online and onsite promotion, handouts, brochures, etc.

Administrative expenses increased by $1.8 million, or 25% to $8.7 million in 2013 from $6.9 million in 2012.Total administrative expenses were 130% of total revenue for 2013 as compared to 59% for 2012. This increase was mainly due to the increase in research and development expenses relating to the development of the web-based platform, office expenses, and labor costs throughout the period. The office and administrative expenses associated with the newly-opened onsite training centers also contributed to the increase in administrative expenses.

Interest income was $0.2 million for 2013 as compared with $1.9 million for 2012 as a loan to Nanchang Institute of Technology was paid off.

Provision for income tax was nil for both full year 2013 and 2012.

Net loss for the year of 2013 was $24.7 million compared to $14.1 million in 2012. Basic and diluted loss per share was $2.33 in 2013 as compared to $1.33 in 2012.

Financial Position

At December 31, 2013, the Company had cash and cash equivalents of $56.4 million. At December 31, 2013, the Company had no long-term debt.

Conference Call

China Education Alliance will host a conference call and live webcast at 8 a.m. Eastern Daylight Time (EDT) on April 1, 2014 (8 p.m. in Beijing on the same day).

The dial-in details for the live conference call are as follows:

Participant Dial In (Toll Free USA):  1-866-519-4004

International Dial In:                           +65-6723-9381

China Toll Free:                                   8008-190-121

Hong Kong Toll Free:                         8009-30346

Conference Password:                         CEU

A live webcast of the conference call will be available in the investor relations section of the Company's website at: http://www.chinaeducationalliance.com/index.jsp

A telephone replay of the call will be available 1 hour after the end of the conference for seven days.

The dial-in details for the replay are as follows:

US Toll Free:                                        +1-855-452-5696

International Toll:                               +61-2-8199-0299

Passcode Number:                               22786169

About China Education Alliance, Inc.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a leading educational services company offering high-quality instructors and online education materials for students between the ages of 6 to 18 and adults (university students and professionals) aged 18 and over. Divided into two segments, students and graduate professionals, our business model delivers the skills and knowledge necessary to excel in a rapidly growing and highly competitive China. The Company provides students in the first segment with online education materials sourced from top tier schools and famous instructors for download, as well as online training and tutoring services. With teaching centers located across China, the Company also offers hands on training and tutoring to aid Chinese students pass the two most important tests they will face in their educational careers: the senior high school entrance and college entrance exams. In the second segment for graduates and professionals, China Education Alliance provides vocational training courses in subjects including IT, administration, multimedia, as well as several professional training programs.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2009 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

China Education Alliance, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2013	2012

ASSETS

Current Assets
Cash and cash equivalents	$56,377,154	$64,172,917
Other receivables	262,547	841,003
Prepaid expenses and other current assets	727,708	660,054
Total current assets	57,367,409	65,673,974

Non-current Assets
Note receivable	-	7,935,122
Property and equipment, net	8,251,612	11,349,025
Intangibles and capitalized software, net	5,099,934	9,213,515
Total non-current assets	13,351,546	28,497,662

Total Assets	$70,718,955	$94,171,636

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,076,625	$1,106,935
Deferred revenue	854,027	646,119
Income tax and other taxes payable	111,500	179,544
Total current liabilities	2,042,152	1,932,598

Commitments and Contingent Liabilities	-	-

Stockholders' Equity
Common stock ($0.001 par value, 150,000,000 shares authorized, 10,582,530 and 10,582,530 issued as of December 31, 2013 and December 31, 2012, respectively; 137,512 and 137,512 shares held in treasury, as of December 31, 2013 and December 31, 2012, respectively)	10,583	10,583
Additional paid-in capital	40,942,009	40,941,215
Statutory reserve	3,792,161	3,792,161
Retained earnings	11,516,661	36,186,436
Accumulated other comprehensive income	12,705,287	10,322,490
Less: Treasury stock	(977,072)	(977,072)
Stockholders' equity - CEAI and Subsidiaries	67,989,629	90,275,813
Noncontrolling interests in subsidiaries	687,174	1,963,225
Total stockholders' equity	68,676,803	92,239,038

Total Liabilities and Stockholders' Equity	$70,718,955	$94,171,636

The accompanying notes are an integral part of these consolidated financial statements.

China Education Alliance, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

	Year ended December 31
	2013	2012

Revenue
Online education revenue	$2,168,803	$4,539,378
Training center revenue	4,541,027	7,185,731
Total revenue	6,709,830	11,725,109

Cost of Revenue
Online education costs	5,300,181	7,199,678
Training center costs	2,259,012	2,895,065
Total cost of revenue	7,559,193	10,094,743

Gross Profit/(Loss)
Online education gross profit/(loss)	(3,131,378)	(2,660,300)
Training center gross profit	2,282,015	4,290,666
Total gross profit/(loss)	(849,363)	1,630,366

Operating Expenses
Selling expenses	10,217,712	5,815,968
Administrative expenses	8,701,767	6,946,247
Depreciation and amortization	3,286,947	3,292,471
Total operating expenses	22,206,426	16,054,686

Loss from operations	(23,055,789)	(14,424,320)

Other Income (Expense)
Other expenses, net	(24,355)	(5,138)
Loss on disposal of property and equipment	(22,859)	(118,581)
Impairment loss on intangible assets	(2,746,622)	(1,447,173)
Interest income	215,976	1,867,440
Total other income/(Expense), net	(2,577,860)	296,548

Net Loss Before Provision for Income Tax	(25,633,649)	(14,127,772)
Income taxes:
Current	-	-
Deferred	-	(319,255)

Net Loss	(25,633,649)	(14,447,027)
Net Loss attributable to the noncontrolling interests	(963,874)	(384,423)
Net Loss - attributable to CEAI and Subsidiaries	$(24,669,775)	$(14,062,604)

Net Loss per common stock-basic and diluted	$(2.33)	$(1.33)

Weighted Average Shares Outstanding-basic and diluted	10,582,530	10,582,530

The Components of Other Comprehensive Income
Net Loss	$(24,669,775)	$(14,062,604)
Foreign currency translation adjustment	2,382,797	1,054,905

Comprehensive Loss	$(22,286,978)	$(13,007,699)

The accompanying notes are an integral part of these consolidated financial statements.

China Education Alliance, Inc. and Subsidiaries

 Consolidated Statements of Cash Flows

	Year ended December 31,
	2013	2012

Cash flows from operating activities
Net loss	$(25,633,649)	$(14,447,027)
Adjustments to reconcile net loss to net cash used in
operating activities
Depreciation and amortization - operating expenses	3,286,948	3,292,471
Depreciation and amortization - cost of revenue	2,709,788	2,844,824
Loss on disposal of fixed assets	22,859	118,581
Bad debt written off on other receivables	-	18,969
Impairment loss on intangible assets	2,746,622	1,447,173
Stock based compensation	794	5,109
Net changes in operating assets and liabilities
Prepaid expenses and other receivables	549,542	453,995
Deferred tax assets	-	319,255
Accounts payable and accrued liabilities	(37,798)	(333,639)
Income tax and other taxes payable	(68,044)	(352,710)
Deferred revenue	164,476	(1,650,090)
Net cash used in operating activities	(16,258,462)	(8,283,089)

Cash flows from investing activities
Purchases of property and equipment	(996,551)	(1,489,552)
Loan received back from NIT	8,072,197	23,291
Proceeds from disposal of property and equipment	22,859	-
Net cash (used in) provided by investing activities	7,098,505	(1,466,261)

Cash flows from financing activities
Advance to a stockholder	-	(132,696)
Dividend paid to noncontrolling shareholders	(355,177)	(158,643)
Net cash used in financing activities	(355,177)	(291,339)

Effect of exchange rate changes on cash	1,719,371	616,447

Net increase (decrease) in cash and cash equivalents	(7,795,763)	(9,424,242)

Cash and cash equivalents at beginning of period	64,172,917	73,597,159

Cash and cash equivalents at end of period	$56,377,154	$64,172,917

Supplemental disclosure of cash flow information
Income tax paid	$-	$92,832

 The accompanying notes are an integral part of these consolidated financial statements.

China Education Alliance, Inc. and Subsidiaries

For the year ended December 31, 2013

	Common stocks	Additional paid-in capital	Statutory reserve	Retained earnings	Accumulated other comprehensive income	Treasury stocks	Total CEAI stockholders' equity	Noncontrolling interest	Total stockholders' equity
	US$	US$	US$	US$	US$	US$	US$	US$	US$

As of December 31, 2012	10,583	40,941,215	3,792,161	36,186,436	10,322,490	(977,072)	90,275,813	1,963,225	92,239,038

Loss for the period				(24,669,775)			(24,669,775)	(963,874)	(25,633,649)

Stock based compensation		794					794		794

Exchange adjustments					2,382,797		2,382,797	42,999	2,425,796

Dividend								(355,176)	(355,176)

As of December 31, 2013	10,583	40,942,009	3,792,161	11,516,661	12,705,287	(977,072)	67,989,629	687,174	68,676,803